                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                   FORM 8-K/A


                                 CURRENT REPORT


                     Pursuant to Section 10 or 15 (d) of the
                         Securities Exchange Act of 1934


                                   MAY 7, 1997
             ------------------------------------------------------
                Date of Report (date of earliest event reported)


                           NETWORK LONG DISTANCE, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


    DELAWARE                        0-23172                      77-1122018
---------------                   ------------               ------------------
(State or Other                   (Commission                (IRS Employe Iden-
Jurisdiction of                   File Number)                tification Number)
Incorporation)


                               525 FLORIDA STREET
                          BATON ROUGE, LOUISIANA   70801
             ------------------------------------------------------
                     (Address of Principal Executive Offices
                               Including Zip Code)


                                  (504) 343-3125
             ------------------------------------------------------
                         (Registrant's telephone number,
                              including area code)

INDEX:

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (a-1)  Audited Financial Statements of Eastern Telecom International

         (a-2)  Audited Financial Statements of National TeleService, Inc.

         (b)    Pro Forma Financial Information

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE ELEVEN MONTH PERIOD ENDED MARCH 31, 1997 AND
THE YEARS ENDED APRIL 30, 1996 AND 1995

(WITH INDEPENDENT AUDITORS' REPORT THEREON)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Table of Contents

For the Eleven Month Period ended March 31, 1997 and the Years ended April 30, 1996 and 1995

-----------------------------------------------------------------------------
                                                                         PAGE

Independent Auditors' Report                                               1

Consolidated Balance Sheets                                                2

Consolidated Statements of Operations                                      3

Consolidated Statements of Changes in
     Redeemable Preferred Stock and Shareholders' Equity                   4

Consolidated Statements of Cash Flows                                    5-6

Consolidated Notes to Financial Statements                              7-20

-----------------------------------------------------------------------------

INDEPENDENT AUDITORS' REPORT



The Directors and Shareholders
Eastern Telecom International Corporation:


We have audited the accompanying consolidated balance sheets of Eastern Telecom International Corporation and subsidiaries (the "Company") as of March 31, 1997 and April 30, 1996, and the related consolidated statements of operations, changes in redeemable preferred stock and shareholders' equity and cash flows for the eleven month period ended March 31, 1997 and each of the years in the two year period ended April 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Eastern Telecom International Corporation and subsidiaries as of March 31, 1997 and April 30, 1996, and the results of their operations and their cash flows for the eleven month period ended March 31, 1997 and each of the years in the two year period ended April 30, 1996, in conformity with generally accepted accounting principles.


                                              KPMG PEAT MARWICK LLP

June 5, 1997
Norfolk, Virginia

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Balance Sheets

As of March 31, 1997 and April 30, 1996

-------------------------------------------------------------------------------------------------------------
                                                                             March 31,     April 30,
                                                                                1997          1996
-------------------------------------------------------------------------------------------------------------
Assets:
   Current assets:
      Cash and cash equivalents (notes 3 and 4)                            $  179,326     1,077,167
      Marketable securities (note 2)                                          102,091       164,765
      Accounts receivable, net of allowances of $825,542 and
         $262,306 for 1997 and 1996, respectively (notes 3 and 4)           4,193,419     3,172,838
      Deferred income taxes (note 5)                                          393,005       105,562
      Other current assets                                                      6,095         3,899
-------------------------------------------------------------------------------------------------------------
            Total current assets                                            4,873,936     4,524,231

   Property and equipment (notes 4 and 12)
      Telecommunications equipment                                          3,457,843     3,119,555
      Furniture and fixtures                                                1,063,502       712,690
      Leasehold improvements                                                   89,395        83,363
-------------------------------------------------------------------------------------------------------------
                                                                            4,610,740     3,915,608
      Less accumulated depreciation and amortization                        2,206,818     1,592,755
-------------------------------------------------------------------------------------------------------------
                                                                            2,403,922     2,322,853
   Notes receivable from related parties (note 7)                                   -       344,107

   Other assets                                                                74,216        44,102
-------------------------------------------------------------------------------------------------------------
            Total assets                                                 $  7,352,074     7,235,293
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

Liabilities, Redeemable Preferred Stock and Shareholders' Equity:
   Current liabilities:
      Line of credit (note 4)                                                       -       941,132
      Notes Payable (note 4)                                                        -       536,559
      Obligations under capital leases, current portion (note 12)             371,285       461,591
      Accounts payable                                                      1,632,635       817,881
      Accrued expenses                                                        855,414       607,550
      Accrued transmission costs                                            1,077,068       678,977
      Income taxes payable                                                    700,000        49,845
-------------------------------------------------------------------------------------------------------------
            Total current liabilities                                       4,636,402     4,093,535

   Obligations under capital leases, less current portion (note 12)           821,257       976,711
   Deferred income taxes (note 5)                                             503,138       661,723
-------------------------------------------------------------------------------------------------------------
            Total liabilities                                               5,960,797     5,731,969
-------------------------------------------------------------------------------------------------------------
   Redeemable preferred stock, $10 par value; 100,000 shares authorized;
      30,785 and 27,648 shares issued and outstanding
      in 1997 and 1996, respectively (notes 6 and 13)                         307,850       276,480
-------------------------------------------------------------------------------------------------------------
   Shareholders' equity (notes 6, 9 and 13):
      Common stock, no par value; 1,000 shares authorized;
         606 shares issued and outstanding                                      1,732         1,732
      Unrealized gain on marketable securities                                      -        13,487
      Retained earnings                                                     1,081,695     1,211,625
-------------------------------------------------------------------------------------------------------------

            Total shareholders' equity                                      1,083,427     1,226,844

   Commitments, contingency and subsequent
      events (notes 3, 6, 12 and 13)
-------------------------------------------------------------------------------------------------------------
                                                                         $  7,352,074     7,235,293
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Operations

For the Eleven Month Period ended March 31, 1997 and the Years ended April 30, 1996 and 1995

---------------------------------------------------------------------------------------------------------
                                                                  March 31,      April 30,      April 30,
                                                                       1997           1996           1995
---------------------------------------------------------------------------------------------------------
Revenues (including excise taxes of $691,941,
   $521,242 and $441,796 in 1997, 1996 and
   1995, respectively)                                          $20,429,324     16,642,697     13,719,770

Operating expenses:
   Telecommunications costs                                      10,161,778      8,405,548      7,120,493
   Selling, general and administrative expenses                   7,886,436      6,840,527      5,384,774
   Provision for losses on accounts receivable                    1,369,815        740,674        862,387
   Depreciation and amortization                                    629,093        623,276        474,819
---------------------------------------------------------------------------------------------------------
            Total operating expenses                             20,047,122     16,610,025     13,842,473
---------------------------------------------------------------------------------------------------------
            Operating income (loss)                                 382,202         32,672       (122,703)
---------------------------------------------------------------------------------------------------------
Other income (expense):
   Other income (expense)                                            22,579        (10,725)             -
   Interest income                                                   26,034        110,643         95,072
   Interest expense                                                (102,372)      (337,944)      (237,749)
   Sublease income                                                  120,199        240,397              -
   Gain on sale of pay telephone assets (note 11)                   131,198              -      3,331,641
---------------------------------------------------------------------------------------------------------
                                                                    197,638          2,371      3,188,964
---------------------------------------------------------------------------------------------------------
            Income before income taxes                              579,840         35,043      3,066,261

Income tax expense (note 5)                                         196,857          6,500      1,230,000
---------------------------------------------------------------------------------------------------------
            Net income                                          $   382,983         28,543      1,836,261
---------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Changes in Redeemable Preferred Stock and Shareholders' Equity

For the Eleven Month Period ended March 31, 1997 and the Years ended April 30, 1996 and 1995

--------------------------------------------------------------------------------------------------------------------------------
                                                                                       Unrealized
                                                                                      gain (loss)
                                                                                    on marketable
                                                  Redeemable       ETC       ETI       securities       Retained
                                                   Preferred    Common    Common      (not of tax       earnings
                                                       stock     stock     stock          effect)      (deficit)          Total
--------------------------------------------------------------------------------------------------------------------------------
Balances at April 30, 1994                          $      -     2,000         -                -       (336,831)      (334,831)

Net income                                                 -         -         -                -      1,836,261      1,836,261

Unrealized loss on investments                             -         -         -           (2,676)             -         (2,676)
--------------------------------------------------------------------------------------------------------------------------------
Balances at April 30, 1995                                 -     2,000         -           (2,676)     1,499,430      1,498,754

Issuance of 399 shares of common stock                     -         -       399                -              -            399

Merger on July 31, 1995 (note 6):
   Issuance of 30,785 shares of preferred
      stock in exchange for 99 shares
      of common stock                                307,850      (667)        -                -       (307,183)      (307,850)

   Issuance of 201 shares of common
      stock in exchange for 201 shares
      of common stock                                      -    (1,333)    1,333                -              -              -

Redemption of redeemable preferred stock -
   3,137 shares; $10 per share (note 6)              (31,370)        -         -                -              -              -

Redeemable preferred stock dividends (note 6)              -         -         -                -         (9,165)        (9,165)

Net income                                                 -         -         -                -         28,543         28,543

Unrealized gain on investments                             -         -         -           16,163              -         16,163
--------------------------------------------------------------------------------------------------------------------------------
Balances at April 30, 1996                           276,480         -     1,732           13,487      1,211,625      1,226,844

Rescind redeemable preferred stock dividends
   and redemption (note 6)                            31,370         -         -                -          9,165         9,165

Repurchase of common stock                                 -         -         -                -       (522,078)      (522,078)

Sale of available-for-sale marketable securities           -         -         -          (13,487)             -        (13,487)

Net income                                                 -         -         -                -        382,983        382,983
--------------------------------------------------------------------------------------------------------------------------------
Balances at March 31, 1997                          $307,850         -     1,732                -      1,081,695      1,083,427
--------------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Consolidated Statements of Cash Flows

For the Eleven Month Period ended March 31, 1997 and the Years ended April 30, 1996 and 1995

----------------------------------------------------------------------------------------------------------------------------
                                                                            March 31,        April 30,        April 30,
                                                                              1997             1996             1995
----------------------------------------------------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                                              $  382,983         28,543           1,836,261
   Adjustments to reconcile net income to net
      cash provided by (used in) operating activities:
         Depreciation and amortization                                        629,093        623,276             474,819
         Gain on sale of pay telephone assets                                (131,198)             -          (3,331,641)
         Purchase of trading marketable securities                           (815,316)             -                   -
         Proceeds from sale of trading marketable securities                  718,853              -                   -
         Loss (gain) on sale of marketable securities                         (20,217)         3,681                   -
         Provision for losses on accounts receivable                        1,369,815        740,674             862,387
         Notes receivable expensed                                            203,143              -                   -
         Deferred income taxes                                               (437,036)        (8,330)            600,000
         Changes in assets and liabilities:
            Accounts receivable                                            (2,390,396)    (1,122,118)         (2,022,252)
            Other assets                                                      (46,039)        41,063              (3,162)
            Accounts payable and other current liabilities                  1,427,089        629,148            (441,818)
            Income taxes payable                                              650,155       (498,907)            761,082
----------------------------------------------------------------------------------------------------------------------------
               Total adjustments                                            1,157,946        408,487          (3,100,585)
----------------------------------------------------------------------------------------------------------------------------
               Net cash provided by (used in) operating activities          1,540,929        437,030          (1,264,324)
----------------------------------------------------------------------------------------------------------------------------
Cash flows from investing activities:
   Proceeds from sale of marketable securities                                156,875        571,828            (715,118)
   Proceeds from the sale of pay telephone assets                             175,869              -           4,000,000
   Proceeds from the sale of property and equipment                                 -         30,600                   -
   Purchase of property and equipment                                        (592,532)      (320,740)           (596,164)
   Notes receivable, net                                                     (153,707)      (116,054)            (68,345)
----------------------------------------------------------------------------------------------------------------------------

               Net cash provided by (used in) investing activities           (413,495)       165,634           2,620,373
----------------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
   Net borrowings on lines of credit                                         (941,132)      (491,517)            732,649
   Proceeds from issuance of notes payable                                          -         86,813             657,358
   Principal payments on notes payable                                       (502,939)      (212,875)           (866,079)
   Principal payments on obligations under capital leases                    (349,661)      (427,099)           (525,625)
   Repurchase of common stock                                                (272,078)             -                   -
   Preferred stock redemption and dividends (note 6)                           40,535        (40,535)                  -
----------------------------------------------------------------------------------------------------------------------------
               Net cash used in financing activities                       (2,025,275)    (1,085,213)             (1,697)
----------------------------------------------------------------------------------------------------------------------------
               Net increase (decrease) in cash and cash equivalents          (897,841)      (482,549)          1,354,352

Cash and cash equivalents, beginning of year                                1,077,167      1,559,716             205,364
----------------------------------------------------------------------------------------------------------------------------
Cash and cash equivalents, end of year                                     $  179,326      1,077,167           1,559,716
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                                                                     (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

----------------------------------------------------------------------------------------------------------------------------
                                                                            March 31,        April 30,        April 30,
                                                                              1997             1996             1995
----------------------------------------------------------------------------------------------------------------------------

Supplemental disclosures of cash flow information:
   Cash paid during the year for interest                                  $  102,372        337,944            237,749
----------------------------------------------------------------------------------------------------------------------------
   Cash paid (received) during the year for income taxes (refunds), net    $  (16,262)       547,205                  -
----------------------------------------------------------------------------------------------------------------------------
   Schedule of noncash transactions:
      Repurchase of common stock (note 6)                                  $  250,000              -                  -
----------------------------------------------------------------------------------------------------------------------------
      Purchases of equipment, vehicles and telephone
         equipment financed by capital leases                              $  103,901        101,500          1,250,040
----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

For the Eleven Month Period ended March 31, 1997 and the Years ended April 30, 1996 and 1995

-------------------------------------------------------------------------------
(1)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     ORGANIZATION

     Eastern Telecom International Corporation and subsidiaries ("ETI" or the "Company") is a closely-held Virginia corporation engaged in providing commercial long distance service. These consolidated financial statements include the results of ETI's predecessor company, Eastern Telecom Company
     (ETC).

     The Company was formed on July 31, 1995 through the merger of Eastern Telecom Acquisition Corporation (ETAC), a company formed to acquire 100% of the stock of ETC. All employee common shareholders of ETC at the date of the merger received one share of ETAC common stock for each share of ETC common stock. The nonemployee common shareholder of ETC received preferred stock of ETAC in exchange for ETC common stock (see note 6). ETAC subsequently changed its name to ETI.

     DESCRIPTION OF BUSINESS

     The Company provides long distance telecommunications services to commercial and residential customers by transmitting calls to U.S. or international locations. Calls are transmitted over circuits leased from other telecommunications carriers at fixed or variable rates. Calls are switched through the Company's switching center or by other carriers on the Company's behalf. The Company furnishes its end user customers with various long distance products including, among other services, 1+ dialing, private line, travel cards, prepaid (debit) cards, internet access and 800 services.

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the financial statements of Eastern Telecom International Corporation and its two wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

     CASH AND CASH EQUIVALENTS

     For purposes of the consolidated statements of cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

                                                                  (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------

(1)  CONTINUED

     The Company invests excess funds in short term interest bearing obligations. Due to the short term nature of these investments, the Company does not take possession of the securities which are held in safekeeping.

     At March 31, 1997 and April 30, 1996, cash and cash equivalents include $179,326 and $1,077,167, respectively, related to securities repurchased under agreements to resell and certificates of deposit that mature in three months or less.

     MARKETABLE SECURITIES

     Marketable securities consist of corporate debt and equity securities. The Company classifies its debt and equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities in which the Company has the ability and intent to hold the security until maturity. All other securities not included in trading or held-to-maturity are classified as available-for-sale.

     Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses on trading securities are included in earnings.
     Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of shareholders' equity until realized. Realized gains and losses from the sale of available-for-sale securities are determined on a specific identification basis.

     A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed to be other than temporary results in a reduction in carrying amount to fair value. The impairment is charged to earnings and a new cost basis for the security is established. Premiums and discounts are amortized or accreted over the life of the related held-to-maturity security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned.

                                                                    (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------
(1)  CONTINUED

     ACCOUNTS RECEIVABLE

     The allowance for doubtful accounts is established through a provision for losses on accounts receivable which is charged to expense. Accounts receivable are charged against the allowance for doubtful accounts when management believes the collectability of the receivable is unlikely. The allowance, which is based on evaluations of the collectability of the receivables, and prior bad debt experience, is an amount that management believes will be adequate to absorb probable losses on accounts receivable existing at the reporting date. The evaluations take into consideration such factors as changes in the aging and volume of the accounts receivable, overall quality, review of specific problem receivables and current industry conditions that may affect a customer's ability to pay. Write-offs during the eleven month period ended March 31, 1997 and the fiscal years ended April 30, 1996 and 1995 were approximately $686,000, $632,000 and $157,000, respectively.

     PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation is calculated on the straight-line method over the estimated useful lives of the respective assets. Amortization of equipment under capital leases and leasehold improvements is calculated on a straight-line basis over the lesser of the estimated useful life of the related asset or the lease term.

     Estimated useful lives of property and equipment are:

               Telecommunications equipment              5-6 years
               Office equipment                         5-10 years
               Leasehold improvements                      5 years

     RECOGNITION OF REVENUE

     Customer long distance calls are routed through switching centers owned by the Company or others over long distance telephone lines. The Company records revenues at the time of customer usage, primarily on a measured time basis.

     TELECOMMUNICATIONS EXPENSE

     Telecommunications expense includes all payments to local exchange carriers and interexchange carriers primarily for access and transport charges.

                                                                    (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------
(1)  CONTINUED

     INCOME TAXES

     Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management of the Company to make estimates and judgments that affect the reported amounts of assets and liabilities and the disclosures of contingencies at the date of the financial statements and income and expenses recognized during the reporting period. Actual results could differ from those estimates. Estimates are primarily used when accounting for allowances for doubtful accounts, depreciation, amortization, certain accruals and taxes.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     SFAS No. 107, DISCLOSURES ABOUT THE FAIR VALUE OF FINANCIAL INSTRUMENTS, requires the disclosure of the fair value of each class of financial instruments. Fair value is defined as the amount at which the instrument could be exchanged in a current transaction between willing parties. Management has determined that the carrying amounts of the financial instruments approximates their fair values because of the short maturity of those instruments.

     EFFECT OF RECENT ACCOUNTING STANDARDS

     In March 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF, which is effective for years beginning after December 15, 1995. This pronouncement was adopted for periods beginning May 1, 1996 and did not have a material impact on the Company's consolidated financial statements.

                                                                    (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------
(1)  CONTINUED

     In June 1996, the Financial Accounting Standards Board issued SFAS No. 125, ACCOUNTING FOR TRANSFERS AND SERVICING OF FINANCIAL ASSETS AND EXTINGUISHMENTS OF LIABILITIES. SFAS No. 125 is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after December 31, 1996 and is to be applied prospectively. It distinguishes transfers of financial assets that are sales from transfers that are secured borrowings. Certain provisions of SFAS No. 125 were deferred until December 31, 1997. This pronouncement was adopted January 1, 1997 and did not have a material impact on the Company's consolidated financial statements.

     RECLASSIFICATIONS

     Certain amounts from the 1995 and 1996 consolidated financial statements have been reclassified to conform with the 1997 financial statement presentation.

(2)  INVESTMENT SECURITIES

     The cost, gross unrealized holding gains, gross unrealized holding losses and fair value for trading and available-for-sale securities by major security type and class of security at March 31, 1997 and April 30, 1996 were as follows:

                                                        Gross        Gross
                                                   unrealized   unrealized
                                                      holding      holding
                                           Cost         gains       losses     Fair value
-----------------------------------------------------------------------------------------
At March 31, 1997 -
     Trading Marketable Securities     $114,452             -     (12,361)        102,091
-----------------------------------------------------------------------------------------
At April 30, 1996 -
     Available-for-sale -
          Marketable Securities        $142,285        22,480           -         164,765
-----------------------------------------------------------------------------------------

     During the eleven months ended March 31, 1997, the Company transferred certain securities previously classified as available for sale to trading resulting in approximately $1,000 of unrealized losses being recognized in the current period's earnings.

                                                                    (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements


-------------------------------------------------------------------------------
(3)  RECEIVABLES SOLD WITH RECOURSE

     During the eleven month period ended March 31, 1997 and years ended April 30, 1996 and 1995, ETI sold, under an agreement with Zero Plus Dialing, Inc. (ZPDI), its accounts receivable related to long distance services available in hotels where the patron of the hotel can choose to use ETI long distance service instead of the hotel's standard long distance service (0+ long distance traffic). The Company reports these as sales with recourse transactions. In 1997, 1996 and 1995, the proceeds to the Company under this arrangement were $1,374,224, $1,791,590 and $2,089,692, respectively. Included in operating expenses for 1997, 1996 and 1995 are fees under this agreement totaling $139,137, $227,256 and $301,316, respectively. At March 31, 1997 and April 30, 1996, the uncollected balance of receivables subject to recourse under this agreement were $205,202 and $358,270, respectively.

     On May 2, 1996, the Company entered into a 19 month agreement to sell certain receivables to a third party servicer. The Company reports these sales as sales with recourse transactions. The third party servicer has a security interest in all receivables not purchased to secure the payment of all amounts due under the agreement. The third party servicer maintains a lockbox where all of the Company's accounts receivable receipts are deposited. The Company has $368,773 included in accounts receivable related to deposits in the lock box which have not yet been remitted to the Company. For the eleven month period ended March 31, 1997, the proceeds to the Company under this agreement totaled $7,708,043. Included in operating expenses for the eleven month period ended March 31, 1997, are $152,873 of fees expensed under this agreement. At March 31, 1997, the uncollected balance of receivables subject to recourse under this agreement was $1,054,610.

(4)  LINE OF CREDIT AND NOTES PAYABLE

     LINE OF CREDIT

     In May 1996, certain proceeds from the sale of receivables were used to pay off the Company's line of credit with First Union Bank, thereby terminating the line of credit agreement which was otherwise due in August 1996. Outstanding borrowings on the line of credit at April 30, 1996 and 1995 were $941,132 and $1,432,649, respectively. Interest on the line of credit was at prime plus .25%. The line of credit was collateralized by $850,000 of certificates of deposit (a $583,400 certificate of deposit cross collateralizes the note payable), substantially all equipment, accounts receivable and intangibles of the Company and was guaranteed by the President of the Company.
                                                                    (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements


-------------------------------------------------------------------------------
(4)  CONTINUED

     NOTES PAYABLE

     Notes payable consist of the following at April 30, 1996:

     Note payable to First Union Bank, interest payable monthly
      at prime minus .25%, paid in full in 1996                      $ 438,246
     Other                                                              98,313
     --------------------------------------------------------------------------
                                                                     $ 536,559
     --------------------------------------------------------------------------
(5)  INCOME TAXES

     Income tax expense is comprised of:

                                                 1997        1996        1995
     --------------------------------------------------------------------------
     Current                                 $  633,893     14,830     630,000
     Deferred                                  (437,036)    (8,330)    600,000
     --------------------------------------------------------------------------
     Total income taxes                      $  196,857      6,500   1,230,000
     --------------------------------------------------------------------------

     The following is a reconciliation of income tax expense to the expected amounts which are derived by applying the U.S. federal income tax rate of 34% to reported pretax income.

                                                 1997        1996       1995
     --------------------------------------------------------------------------
     Expected statutory amount               $  197,146     11,914   1,042,529
     Effect of progressive tax rate                   -     (6,658)          -
     State tax net of federal benefit            22,962      1,787     121,424
     Utilization of alternative minimum
      tax carryforward                          (27,000)         -           -
     Other                                        3,749       (543)     66,047
     --------------------------------------------------------------------------
                                             $  196,857      6,500   1,230,000
     --------------------------------------------------------------------------

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

                                                                    (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements


-------------------------------------------------------------------------------
(5)  CONTINUED

     The following is a summary of the significant components of the Company's deferred tax assets and liabilities:

                                             March 31, 1997            April 30, 1996
                                        ------------------------   ----------------------
                                           Assets    Liabilities    Assets    Liabilities
     ------------------------------------------------------------------------------------
     Allowance for doubtful accounts    $  330,217           -      105,562         -
     Fixed assets                                -    (503,138)           -  (597,028)
     Shareholder accrued compensation       56,556           -            -         -
     Unrealized gain on investments              -           -            -    (8,990)
     Capital loss carryforward               6,232           -            -         -
     Cumulative partnership losses               -           -            -   (55,705)
     ------------------------------------------------------------------------------------
          Total                         $  393,005    (503,138)     105,562  (661,723)
     ------------------------------------------------------------------------------------

     In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies in making this assessment. Based on its assessments, management believes it is more likely than not that the Company will realize the future benefits of these deductible differences.

(6)  REDEEMABLE PREFERRED STOCK AND COMMON STOCK

     REDEEMABLE PREFERRED STOCK

     The redeemable preferred stock is nonvoting, accrues cumulative dividends at the U.S. Government Treasury Bond rate, upon dissolution has first right to par value plus accrued dividends without interest, and is redeemable by the Company at any time at par value plus accrued dividends. The Company paid dividends totaling $9,165 for the third and fourth quarters of 1995 in accordance with the dividend terms. The Board of Directors elected to redeem a total of 3,137 shares of the outstanding preferred stock at its par value in accordance with the redemption terms.

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------
(6)  CONTINUED

     On May 3, 1996, ETI entered into a settlement and redemption agreement with the preferred shareholder to pay $1,131,316 plus interest at 6% in 34 unequal quarterly installments beginning with a $150,000 payment (less $56,458 in promissory notes and interest owed the Company by the former officer) on May 3, 1996. The first 25 payments relate to a restrictive covenant not to compete and the remaining nine payments, beginning August 3, 2002, relate to the redemption of the $307,850 of preferred stock. In addition, the Company is obligated to this former shareholder to pay 3% of the net proceeds received in the event of the sale of all, or substantially all, of the capital stock and/or the assets of the Company. In conjunction with this settlement, the dividends paid and the partial redemption of the preferred stock during fiscal year 1996 were rescinded and future dividend rights were forfeited. Subsequent to March 31, 1997 (note 13) the total payments required under this agreement were paid.

     COMMON STOCK

     On July 5, 1995, the Company was initially capitalized by issuing 399 shares of no par value common stock for $1 per share. During 1995, the Company restructured its legal capital by exchanging 1 share of its common stock for each of the 201 shares of outstanding ETC common stock held by employees of ETC. The nonemployee common shareholder of ETC received 30,785 shares of $10 par value preferred stock in exchange for his 99 shares.

     In August 1993, the president of the Company entered into an agreement with a certain shareholder to purchase his shares of the Company's common stock. Payments through May 1996 totaled $250,000 when the Company, the president, and the shareholder renegotiated the original purchase agreement. The Company acquired the shares by paying the president $250,000 in the form of cancellation of his note payable to the Company and accrued interest totaling $205,415 and creating a note payable of $44,585; and entering into a secured note agreement totaling $300,000 to the former shareholder.

     In March of 1997, the Company paid the remaining amount due under the secured note agreement.

                                                                 (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------
(6)  CONTINUED

     In accordance with provisions of the Executive Stock Ownership Agreement (note 9), the percentage ownership by those, other than the majority shareholder, shall remain unchanged in the event of a fluctuation of the issued and outstanding shares of the Company's common stock between the shareholders. The repurchase of the shares by the Company changed this percentage ownership, therefore, additional shares were issued to the president for no consideration.

(7)  TRANSACTIONS WITH RELATED PARTIES

     The Company had the following receivables, including unsecured, demand notes receivables and interest receivable at April 30, 1996 with certain related parties:

     Note receivable from President of the Company                  $205,415
     Note receivable from a shareholder                               56,143
     Other                                                            82,549
     -----------------------------------------------------------------------
         Total notes receivable from related parties                $344,107
     -----------------------------------------------------------------------

(8)  SIGNIFICANT CUSTOMER AND SUPPLIER

     Sales to a major customer during the eleven months ended March 31, 1997 and the years ended April 30, 1996 and 1995 totaled approximately $1,975,000, $1,250,000 and $354,000, respectively. The Company has receivables related to this customer of approximately $640,000 and $121,000 at March 31, 1997 and April 30, 1996, respectively. Amounts paid to significant suppliers during 1997, 1996 and 1995 totaled approximately $7,176,000, $5,413,000 and
     $6,204,000, respectively.

(9)  RESTRICTED STOCK AWARD

     In November 1994, ETC issued 36 shares of common stock to executives pursuant to an Executive Stock Ownership Agreement. These shares were issued at no cost to the recipients. The stock award was made solely at the discretion of the Company's Board of Directors. On March 4, 1996, the Company issued six additional shares to an executive under a similar agreement.

                                                                 (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------
(9)  CONTINUED

     The shares may not be sold, assigned, given, mortgaged, pledged or otherwise disposed in part or in whole without the approval of the Board of Directors. Vesting as it relates to termination of employment is over five years; retirement, death, disability or sale of assets or stock by the Company is after two years.

     The Company has the option to redeem these shares upon the occurrence of certain events, including termination of employment of the recipient or the sale of the Company. The redemption proceeds paid to the recipients will be equal to the difference between the value of the shares at the redemption date using a valuation formula that is defined in the Agreement and the current market value established at the issuance date.

(10) PENSION PLAN

     On June 3, 1995, the Company adopted a Company-sponsored qualified employee savings plan (the Plan) under Section 401(k) of the Internal Revenue Code. All full-time employees who have worked a minimum of 90 days are eligible to participate in the Plan. Employee contributions to the Plan are at the election of the participants and are limited to 15% of their compensation. The Company makes no matching contributions to the Plan; however, administrative expenses relating to the Plan are paid by the Company.

(11) SALE OF PAY PHONE ASSETS

     In September 1994, the Company sold, to a third party, substantially all of the assets used in delivering pay telephone services. The sales proceeds received from the transaction of approximately $4,000,000 resulted in a gain for financial reporting purposes of $3,331,641. The revenue and operating income before allocation of any overhead expenses for the pay telephone operation for fiscal 1995 through the date of disposition were $1,455,032 and $933,811, respectively.

     During the eleven month period ended March 31, 1997, in accordance with the terms of a consulting agreement which terminated during this period, an additional $175,869 was paid to the Company.

                                                                 (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements

-------------------------------------------------------------------------------
(12) COMMITMENTS AND CONTINGENCIES

     COMMITMENTS

     The Company has acquired certain telecommunications equipment through various capital lease agreements which expire over the next seven years. The cost of the telecommunications equipment and related accumulated amortization recorded under capital leases were as follows:

                                                        March 31,     April 30,
                                                             1997          1996
     --------------------------------------------------------------------------
     Telecommunications equipment                      $2,264,921     2,178,507
     Less accumulated amortization                        977,639       643,218
     --------------------------------------------------------------------------
                                                       $1,287,282     1,535,289
     --------------------------------------------------------------------------

     The Company leases office facilities and certain equipment through noncancelable operating lease agreements with initial or remaining lease terms of more than one year.

     Future minimum lease payments under capital leases and noncancelable operating leases at March 31, 1997 are as follows:

                                                         Capital      Operating
                                                          leases         leases
     --------------------------------------------------------------------------
     1998                                              $  469,803       377,728
     1999                                                 455,961       153,983
     2000                                                 364,328       120,920
     2001                                                  92,681        71,624
     2002                                                  69,511        69,440
     --------------------------------------------------------------------------
                                                        1,452,284       793,695
                                                                        -------
     Less amounts representing interest (at rates
        ranging from 8.26% to 15.78%)                     259,742
     ------------------------------------------------------------
     Present value of future minimum lease payments
        including current portion of $371,285          $1,192,542
     ------------------------------------------------------------

     During the eleven month period ended March 31, 1997, and the years ended April 30, 1996 and 1995, the Company received $120,198, $240,396 and $0, respectively, under a noncancelable operating sublease for certain office space and telecommunications equipment.

                                                                 (Continued)

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements


-------------------------------------------------------------------------------
(12) CONTINUED

     Rent expense for the eleven month period ended March 31, 1997 and years ended April 30, 1996 and 1995 was $410,305, $425,432 and $316,341,
     respectively. Rent expense includes $161,353, $179,823 and $162,493 in 1997, 1996 and 1995, respectively, related to the rental of office space in a building in which the Company owns a 15% limited partnership interest.

     At March 31, 1997, the Company was committed under noncancelable, noncapitalizable agreements for transmission facilities that require total payments of $514,000 by September 1998. In addition, the Company has certain other agreements which require minimum monthly usage. Based on the current and expected future activities, management expects to meet all purchase and usage commitments.

     CONTINGENCIES

     On February 8, 1996, President Clinton signed legislation that will, without limitation, permit Bell Operating Companies (BOC) to provide domestic and international long distance services upon a finding by the Federal Communications Commission that the petitioning BOC has satisfied certain criteria for opening up its local exchange network to competition and that its provision of long distance services would further the public interest; removes existing barriers to entry into local service markets; significantly changes the manner in which carrier to carrier arrangements are regulated at the federal and state level; establishes procedures to revise universal service standards; and establishes penalties for unauthorized switching of customers. The Company cannot predict the effect such legislation will have on the Company or the industry. However, the Company believes that it is positioned to take advantage of business opportunities in the rapidly changing telecommunications market.

     The Company is involved in legal proceedings generally incidental to its business. While the results of these various legal matters contain an element of uncertainty, the Company believes that the probable outcome of any of these matters, or all of them combined, should not have a material adverse effect on the Company's consolidated results of operations or financial position.

EASTERN TELECOM INTERNATIONAL CORPORATION AND SUBSIDIARIES

Notes to Consolidated Financial Statements


-------------------------------------------------------------------------------
(13) SUBSEQUENT EVENTS

     In May of 1997, the shareholders of the Company agreed to exchange all of their shares in the Company with a third party for $30,000,000 of the acquiring company's parent's common stock plus $1,500,000 of cash less certain adjustments for working capital. As a result of the sale, all of the outstanding shares of the Company's common stock will be retired and canceled.

     In accordance with the May 3, 1996 settlement and redemption agreement with the preferred shareholder (note 6) which required full payment upon sale of the Company, the Company made a lump sum payment of $913,768 to this shareholder. Proceeds from the sale of receivables (note 3) were used to fund this payment. In addition, pursuant to the redemption agreement, the preferred shareholder is entitled to 3% of the net proceeds, as defined by the settlement agreement, of any sale of the Company. This obligation has been personally assumed by the president of the Company.

NATIONAL TELESERVICE, INCORPORATED

CONSOLIDATED FINANCIAL STATEMENTS FOR THE
YEARS ENDED SEPTEMBER 30, 1994, 1995, AND 1996
AND FOR THE SIX MONTHS ENDED MARCH 31, 1996, AND
1997 (UNAUDITED) AND INDEPENDENT AUDITORS' REPORT

INDEPENDENT AUDITORS' REPORT


Board of Directors
National TeleService, Incorporated
Winona, Minnesota

We have audited the accompanying consolidated balance sheets of National TeleService, Inc. (the Company) as of September 30, 1995 and 1996 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended September 30, 1996. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of National TeleService, Inc. at September 30, 1995 and 1996 and the results of its operations and its cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles.


                                            DELOITTE & TOUCHE LLP

December 6, 1996
(May 12, 1997 as to Note 10)
Minneapolis, MN

NATIONAL TELESERVICE, INCORPORATED


CONSOLIDATED BALANCE SHEETS
SEPTEMBER 30, 1995 AND 1996, AND
MARCH 31, 1997 (UNAUDITED)
-------------------------------------------------------------------------------

                                                             SEPTEMBER 30
                                                      ---------------------------    MARCH 31
                                                           1995           1996         1997
                                                                                    (UNAUDITED)
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                          $    324,822    $  772,754    $ 1,307,076
   Marketable securities                                               1,039,972        788,124
   Accounts receivable, net of allowances
    for uncollectible accounts of $15,752,
    $23,738, and $21,606, respectively                   2,674,403     2,881,286      3,073,025
   Prepaid expenses                                        101,378        68,930        268,395
   Deferred tax asset (Note 5)                               2,893         9,676          1,723
                                                      ------------    ----------    -----------
         Total current assets                            3,103,496     4,772,618      5,438,343

INVESTMENTS                                                 66,667

PROPERTY AND EQUIPMENT, net (Notes 2, 3, and 4)          1,540,467     1,418,464      1,217,937

LAND, carried at lower of cost or market                 1,152,627       807,987        807,987

OTHER ASSETS                                                70,034       168,007        147,603
                                                      ------------    ----------    -----------
                                                      $  5,933,291  $  7,167,076    $ 7,611,870
                                                      ------------    ----------    -----------
                                                      ------------    ----------    -----------
LIABILITIES

CURRENT LIABILITIES:
   Accounts payable                                   $  1,435,650  $  1,588,495    $ 1,801,841
   Accrued compensation                                    446,143       583,986        449,988
   Due to related party (Note 7)                           217,500       318,000        236,800
   Accrued liabilities (Note 5)                            143,568       281,575        314,746
   Long-term debt - current portion (Note 4)               416,700        52,552         35,797
                                                      ------------    ----------    -----------
         Total current liabilities                       2,659,561     2,824,608      2,839,172

LONG-TERM DEBT (Note 4)                                    662,896       609,095        599,061

DEFERRED TAX LIABILITY (Note 5)                            306,568       317,491        277,160

COMMITMENTS (Note 6)

SHAREHOLDERS' EQUITY (Note 8):
   Common stock, no par value; authorized
    25,000 shares; issued and outstanding 940 shares        20,000        20,000         20,000
   Unrealized holding loss on marketable securities                       (2,007)       (11,641)
   Retained earnings                                     2,284,266     3,397,889      3,888,118
                                                      ------------    ----------    -----------
         Total shareholders' equity                      2,304,266     3,415,882      3,896,477
                                                      ------------    ----------    -----------
                                                      $  5,933,291   $ 7,167,076    $ 7,611,870
                                                      ------------    ----------    -----------
                                                      ------------    ----------    -----------

See notes to consolidated financial statements.

NATIONAL TELESERVICE, INCORPORATED


CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED SEPTEMBER 30, 1994, 1995, AND 1996
AND SIX MONTHS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
-------------------------------------------------------------------------------

                                                     YEAR ENDED                        SIX MONTHS ENDED
                                                    SEPTEMBER 30                           MARCH 31
                                     ------------------------------------------  ----------------------------
                                         1994           1995           1996           1996            1997
                                                                                          (UNAUDITED)
OPERATING REVENUES                   $ 16,136,106   $ 19,425,838   $ 23,154,899   $ 11,098,509   $ 12,535,731

COST OF TRANSMISSIONS                  10,384,860     12,726,622     14,802,550      7,222,699      8,089,385
                                     ------------   ------------   ------------   ------------   ------------

GROSS PROFIT                            5,751,246      6,699,216      8,352,349      3,875,810      4,446,346

OPERATING EXPENSES:
   Selling expenses                     1,451,356      1,934,073      2,180,853      1,141,162      1,108,960
   General and administrative
    expenses                            2,403,490      3,103,539      3,454,692      1,700,941      2,039,591
   Related party expenses (Note 7)        534,000        573,000        761,000        367,100        491,900
                                     ------------   ------------   ------------   ------------   ------------
                                        4,388,846      5,610,612      6,396,545      3,209,203      3,640,451
                                     ------------   ------------   ------------   ------------   ------------

OPERATING INCOME                        1,362,400      1,088,604      1,955,804        666,607        805,895

NONOPERATING INCOME (EXPENSE):
   Income                                  76,627         82,078         47,870         16,086         50,107
   Expense                                (53,448)       (99,882)      (184,053)      (128,115)       (65,429)
                                     ------------   ------------   ------------   ------------   ------------
                                           23,179        (17,804)      (136,183)      (112,029)       (15,322)
                                     ------------   ------------   ------------   ------------   ------------

INCOME BEFORE INCOME TAX EXPENSE        1,385,579      1,070,800      1,819,621        554,578        790,573

INCOME TAX EXPENSE (Note 5)               587,996        525,469        705,998        225,717        300,344
                                     ------------   ------------   ------------   ------------   ------------

NET INCOME                           $    797,583   $    545,331   $  1,113,623   $    328,861   $    490,229
                                     ------------   ------------   ------------   ------------   ------------
                                     ------------   ------------   ------------   ------------   ------------

See notes to consolidated financial statements.

NATIONAL TELESERVICE, INCORPORATED

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
------------------------------------------------------------------------------

                                                               UNREALIZED
                                                                HOLDING
                                                                LOSS ON
                                        COMMON      COMMON     MARKETABLE      RETAINED
                                        SHARES      STOCK      SECURITIES      EARNINGS

BALANCE AT SEPTEMBER 30, 1993             940      $ 20,000                   $  941,352

   Net income                                                                    797,583
                                        ------     ---------                  ----------

BALANCE AT SEPTEMBER 30, 1994             940        20,000                    1,738,935

   Net income                                                                    545,331
                                        ------     ---------                  ----------

BALANCE AT SEPTEMBER 30, 1995             940        20,000                    2,284,266

   Net income                                                                  1,113,623
   Unrealized loss on
     marketable securities                                      $ (2,007)
                                        ------     ---------    ---------     ----------

BALANCE AT SEPTEMBER 30, 1996             940        20,000       (2,007)      3,397,889

   Net income (unaudited)                                                        490,229
   Unrealized loss on marketable
     securities (unaudited)                                       (9,634)
                                        ------     ---------    ---------     ----------

BALANCE AT MARCH 31, 1997 (unaudited)     940      $ 20,000     $(11,641)     $3,888,118
                                        ------     ---------    ---------     ----------
                                        ------     ---------    ---------     ----------



See notes to consolidated financial statements.

NATIONAL TELESERVICE, INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED SEPTEMBER 30, 1994, 1995, AND 1996
AND SIX MONTHS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
------------------------------------------------------------------------------


                                                                      YEAR ENDED                          SIX MONTHS ENDED
                                                                      SEPTEMBER 30                           MARCH 31
                                                        -------------------------------------        -------------------------
                                                          1994           1995           1996            1996           1997
                                                                                                            (UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                          $  797,583     $  545,331   $  1,113,623     $  328,861     $  490,229
   Adjustments to reconcile net income to net cash
          provided by operating activities:
      Depreciation and amortization                       473,577        453,291        481,449        239,575        259,226
      Loss on write-down of land                                         178,000
      Deferred income taxes                                96,304         90,521          4,140          2,070        (32,378)
      Gain on acquisition of minority interest            (60,878)
      Loss on write-down of investments                                                  66,667         66,667
      Loss on disposal of property                         32,587         50,669
      Noncash compensation expense                                                                                     40,739
      Increase in accounts receivable                    (580,323)      (491,451)      (206,883)      (265,956)      (191,739)
      Decrease (increase) in prepaid expenses                 841        (96,878)        32,448        (27,225)      (199,465)
      Increase (decrease) in accounts payable               9,151       (108,783)       152,845        121,741        213,346
      Increase (decrease) in accrued compensation         183,926        (21,059)       137,843        (47,031)      (133,998)
      Increase (decrease) in due to related party         100,000          7,000        100,500        (50,000)       (81,200)
      Increase (decrease) in accrued liabilities          227,067       (291,613)       138,007         53,824         33,171
      Other                                               (18,902)       (25,137)      (139,565)       (42,792)        (7,125)
                                                        ----------      ---------     ----------      ---------      ---------
            Net cash provided by operating activities   1,260,933        289,891      1,881,074        379,734        390,806

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                   (650,758)      (232,897)      (317,854)       (88,622)       (31,170)
   Purchase of land                                                     (208,578)
   Purchase of marketable securities                                                 (1,041,979)                     (497,496)
   Purchase of equity securities                          (66,667)
   Repayment of advances to shareholders                                                                              598,971
   Maturity of marketable security                                                                                    100,000
                                                        ----------      ---------     ----------      ---------      ---------
            Net cash (used in) provided by
               investing activities                      (717,425)      (441,475)    (1,359,833)       (88,622)       170,305

CASH FLOWS FROM FINANCING ACTIVITIES -
   Payments on long-term debt                            (190,079)       (65,742)       (73,309)       (48,273)       (26,789)
                                                        ----------      ---------     ----------      ---------      ---------

NET INCREASE (DECREASE) IN CASH
   AND CASH EQUIVALENTS                                   353,429       (217,326)       447,932        242,839        534,322

CASH AND CASH EQUIVALENTS
   AT BEGINNING OF PERIOD                                 188,719        542,148        324,822        324,822        772,754
                                                        ----------      ---------     ----------      ---------      ---------

CASH AT END OF PERIOD                                  $  542,148     $  324,822     $  772,754     $  567,661   $  1,307,076
                                                        ----------      ---------     ----------      ---------      ---------
                                                        ----------      ---------     ----------      ---------      ---------

SUPPLEMENTAL CASH  FLOW INFORMATION:
   Cash paid for income taxes                          $  307,000     $  512,000     $  562,000        342,000        655,000
   Cash paid for interest                                  13,000         55,000         61,000         46,000         33,000
   Transfers of marketable securities to officers                                                                   1,440,739
   Transfers of marketable securities from officers                                                                   801,029
   Relinquishment of title to land in exchange for
      extinquishment of debt                                                            344,640       344,640
   Issuance of debt to purchase land                                     600,000


See notes to consolidated financial statements.

NATIONAL TELESERVICE, INCORPORATED

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED SEPTEMBER 30, 1994, 1995, AND 1996
AND SIX MONTHS ENDED MARCH 31, 1996 AND 1997 (UNAUDITED)
------------------------------------------------------------------------------

1.   NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

     National TeleService, Inc. (the Company) is a telecommunications company providing intrastate and interstate long distance services in various states to both commercial and residential customers.

     BASIS OF PRESENTATION - The consolidated financial statements include the accounts of the Company, LaQuinta Partnership (LaQuinta), and Palmview Partnership (Palmview). The only activity of the partnerships has been to purchase tracts of land for investment purposes or future use as transmission sites. During 1994, the Company acquired the remaining 33% that it did not own of Palmview and recorded a gain of approximately $61,000.

     In 1996, Palmview relinquished title to the land it had originally purchased in exchange for cancellation of the outstanding debt of $344,640. Palmview was subsequently dissolved. There was no gain or loss associated with the transaction, as the land had been written down to loan value at September 30, 1995 with a resulting loss of $178,000 recorded in the 1995 consolidated statement of operations.

     PROPERTY AND EQUIPMENT - Property and equipment are carried at cost. Depreciation of property and equipment is provided using the straight-line method over the estimated useful lives of the related assets, generally five to ten years.

     CASH EQUIVALENTS - The Company considers highly liquid investments with original maturities of three months or less to be cash equivalents.

     MARKETABLE SECURITIES - The Company accounts for marketable securities in accordance with Statement of Financial Accounting Standards (SFAS) No. 115 ACCOUNTING FOR CERTAIN INVESTMENTS IN DEBT AND EQUITY SECURITIES. The Company has classified all of its marketable securities as available-for-sale, and has established a $2,007 unrealized holding loss allowance in shareholders' equity as the fair market value of its investments is less than their carrying value as of September 30, 1996. The Company's investment in marketable securities consists entirely of U.S. Government securities. These securities have maturity dates ranging from December 12, 1996 to May 31, 2001. The Company utilizes the specific identification method in computing realized gains or losses.

     INCOME TAXES - The Company accounts for income taxes in accordance with SFAS No. 109, ACCOUNTING FOR INCOME TAXES. The statement requires the use of an asset and liability approach for financial accounting and reporting for income taxes, with deferred income taxes being provided for all differences between the financial statement and tax bases of assets and liabilities.

     FAIR VALUE DISCLOSURE OF FINANCIAL INSTRUMENTS - The Company records marketable securities at fair value based on market prices or dealer quotes. The carrying value of the Company's long-term debt approximates its fair value due to the variable rate of interest. The carrying values of all other financial instruments approximate their fair value given the short-term nature of the financial instruments.

     LINE INSTALLATION COSTS - The Company makes payments to various phone carriers for the installation of lines to service customers in certain regions. These one-time payments are capitalized and amortized on a straight-line basis over a five-year period and are included in other assets.

     INVESTMENTS - The Company accounts for investments in less than 20%- owned entities at cost. During 1995, the Company wrote its investment down to estimated net realizable value.

     ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Major areas involving estimates include allowances for uncollectible accounts receivable, income taxes, and determination of impairment of long-lived assets. Actual results could differ from these estimates.

     The nature of the Company's operations exposes it to certain business risks. Such business risks include a concentration of costs of transmissions with three vendors, which accounted for approximately 59%, 58%, and 58% of costs of transmissions in 1994, 1995, and 1996, respectively.

     NEW ACCOUNTING STANDARDS - In March 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 121, ACCOUNTING FOR THE IMPAIRMENT OF LONG-LIVED ASSETS AND FOR LONG-LIVED ASSETS TO BE DISPOSED OF. SFAS No. 121 requires that assets to be held and used be reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. An impairment loss should be recognized when the estimated undiscounted future cash flows from the asset are less than the carrying value of the asset. Assets to be disposed of should be reported at the lower of their carrying amount or fair value less cost to sell. SFAS No. 121 is effective for the Company's financial statements for the fiscal year beginning October 1, 1996. The adoption of this statement did not have a material impact on results of operations or financial position of the Company.

     REVENUE RECOGNITION - Revenue is recognized at the time of customer usage. The Company regularly accrues sales for any unbilled receivables that exist at each month-end.

     UNAUDITED INTERIM FINANCIAL STATEMENTS - The balance sheet as of
     March 31, 1997, the statements of operations and cash flows for the six-month periods ended March 31, 1996 and March 31, 1997, and the statement of shareholders' equity for the six-month period ended March 31, 1997 have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, cash flows, and changes in shareholders' equity at March 31, 1997 and for the six months ended March 31, 1996 and March 31, 1997 have been made. Interim results are not necessarily indicative of the results that will be achieved for the year.

2.   PROPERTY AND EQUIPMENT

     Property and equipment are comprised of the following:

                                                September 30
                                      --------------------------------
                                           1995                1996

     Equipment                        $  1,856,514        $  2,149,737
     Dialers                               345,977             369,464
     Furniture and fixtures                194,925             196,069
     Leasehold improvements                 94,317              94,317
                                      ------------        ------------
                                         2,491,733           2,809,587
     Less accumulated depreciation         951,266           1,391,123
                                      ------------        ------------
                                      $  1,540,467        $  1,418,464
                                      ------------        ------------
                                      ------------        ------------


     The Company leases equipment under a capital lease. Equipment under the capital lease was recorded at $235,929 and related accumulated depreciation was $117,965, and $165,151 at September 30, 1995, and 1996, respectively.

3.   LINE OF CREDIT

     The Company has a $2,000,000 line of credit with a bank, due on demand, which expires on April 1, 1998. Terms of the agreement limit the amount advanced to the lesser of $2,000,000 or the sum of 80% of the Company's eligible billed accounts receivable, 50% of its unbilled accounts receivable, and 50% of its equipment. Borrowings are secured by the Company's equipment, accounts receivable, and general intangibles. The interest rate on the line of credit is prime plus 0.5%. The Company had no outstanding balances under the line of credit agreement as of September 30, 1995 and 1996.

     The Company had a $400,000 letter of credit with a bank which expired June 1, 1997. The interest rate on this letter of credit was prime plus 0.5%. The Company was also required to pay a yearly service fee equal to 2.0% of the face amount of the letter. The Company had no drawings on this letter of credit as of September 30, 1995 and 1996.

4.   LONG-TERM DEBT

     Long-term debt consisted of the following:


                                                                                    September 30
                                                                                 -----------------
                                                                                 1995         1996
     Note payable with interest payable monthly at 1.5% above prime
       (prime was 8.25% at September 30, 1996) and principal due in
       full on December 7, 1998, collateralized by land                      $  600,000   $  600,000
     Note payable with interest payable quarterly at 7.5% extinguished
       in 1996                                                                  344,640
     Note payable, principal and interest at the prime rate plus 1.0%
       paid in 1996                                                              24,056
     Capital lease                                                              110,900       61,647
                                                                             ----------    ---------
                                                                              1,079,596      661,647
     Less current maturities                                                    416,700       52,552
                                                                             ----------    ---------
                                                                             $  662,896     $609,095
                                                                             ----------    ---------
                                                                             ----------    ---------


     Long-term debt maturities at September 30, 1996 are as follows:

     Years ending September 30:
       1997                                      $ 52,552
       1998                                         9,095
       1999                                       600,000
                                                 --------
                                                 $661,647
                                                 --------
                                                 --------

     The note payable due on December 7, 1998 and the capital lease are secured by the assets purchased under the agreements with a net book value of approximately $879,000 at September 30, 1996.

5.   INCOME TAXES

     The components of income tax expense are as follows:

                               Year Ended September 30
                        --------------------------------------
                           1994          1995           1996

     Current:
       State            $ 112,366      $  91,363     $ 123,267
       Federal            379,326        343,585       578,591
                        ---------      ---------     ---------
                          491,692        434,948       701,858
     Deferred              96,304         90,521         4,140
                        ---------      ---------     ---------
                        $ 587,996      $ 525,469     $ 705,998
                        ---------      ---------     ---------
                        ---------      ---------     ---------

     Deferred income taxes are provided for the temporary differences between the financial reporting basis and the tax basis of the Company's assets and liabilities. Deferred tax assets (liabilities) comprising the net deferred taxes shown on the balance sheet are as follows:

                                                        September 30
                                                  -------------------------
                                                     1995          1996

     Current -
       Bad debt expense                           $    2,893     $    9,676
                                                  ----------     ----------
           Current deferred tax asset             $    2,893     $    9,676
                                                  ----------     ----------
                                                  ----------     ----------

     Noncurrent:
          Accelerated depreciation on equipment (201,218) (190,686) Accelerated amortization
           on line installation costs                (29,617)       (68,480)
          Accelerated depreciation on
           dialer equipment                          (75,733)       (58,325)
                                                  ----------     ----------
               Noncurrent deferred tax liability  $ (306,568)    $ (317,491)
                                                  ----------     ----------
                                                  ----------     ----------

     The provisions for income taxes are calculated as follows:

                                                             Year Ended September 30
                                                    -----------------------------------------
                                                       1994           1995            1996
     Tax provision computed at federal statutory
      rate of 35%                                   $  484,953     $  374,780     $  636,867
     Effect of graduated rate                          (13,856)       (10,708)       (18,196)
     State income taxes, net of federal benefit         86,594         60,207         80,124
     Capital loss on investment in Palmview                            75,591
     Meals and entertainment                             4,162         15,554         19,585
     Other                                              26,143         10,045        (12,382)
                                                    ----------     ----------     -----------
                                                    $  587,996     $  525,469     $  705,998
                                                    ----------     ----------     -----------
                                                    ----------     ----------     -----------

     At September 30, 1996, the Company had a $178,000 capital loss carryforward related to the Palmview loss, which expires in 2001. The benefit from this loss has not been recorded, as it is uncertain whether or not there will be future capital gains to utilize the loss carryforward.

6.   COMMITMENTS

     The shareholders of the Company have entered into an agreement which requires any selling shareholder to offer such shares first to the Company and then to other shareholders at the same price and on the same terms offered in good faith by the third party offering to purchase such shares.

     The agreement also provides that for the remainder of the fiscal year in which the Chairman of the Board or the President dies, and for the two fiscal years thereafter, the Company shall pay to the decedent's personal representative, for the benefit of the decedent's heirs and/or legal beneficiaries, an annual distribution of $200,000. This $200,000 is increased each fiscal year, beginning with fiscal 1994, by an inflation index. In addition, for the remainder of the fiscal year in which the Chairman of the Board or the President dies and the two fiscal years thereafter, the survivor shall also receive an annual cash bonus of $200,000 as compensation for the additional services that will be required to be performed during that period. Such amount shall also be increased by an inflation factor beginning in 1994. These amounts may be reduced, as described in such agreement, if the survivor determines that payment would not be advisable due to the Company's financial condition.

     Following the death of the Chairman or the President, and for the remainder of the fiscal year in which the Chairman or the President dies and the two fiscal years thereafter, the Company shall make quarterly distributions to its shareholders which aggregate not less than 25% of the Company's pretax income for such fiscal year. For each fiscal year thereafter, the Company shall make quarterly distributions to its shareholders that aggregate not less than 50% of the Company's pretax income for such year.

     Effective April 30, 1997, and as is referred to in Note 10, this agreement was terminated.

     The Company leases office space under noncancelable operating leases. Minimum annual rental obligations are summarized as follows:

     Years ending September 30:
       1997                            $  78,000
       1998                               67,000
       1999                               51,000
                                       ---------
                                       $ 196,000
                                       ---------
                                       ---------

     The Company is also obligated to pay certain occupancy costs as defined in the leases. Rental expense charged to operations for office space and equipment in 1994, 1995, and 1996 was approximately $76,000, $106,000 and $129,000, respectively.

7.   RELATED PARTIES

     The Company makes various payments to, and on the behalf of, Waldon Financial Corporation (WFC) and Kirkland Consultants (KC), under separate consulting agreements. The Company's chairman also serves as the president of both WFC and KC.

8.   SHAREHOLDERS' EQUITY

     On December 10, 1992, the Company granted an option to an officer of the Company to purchase all or any part of the number of shares of the Company's common stock which, when issued, would equal 5% of the total number of shares of common stock outstanding. The exercise price is $150,000, or the pro-rata amount in the event of partial exercise of the option. The option is exercisable only upon (i) a sale of the Company by merger or other business combination in which the Company is not the surviving corporation, or (ii) a sale of all or substantially all of the Company's assets, or (iii) a sale of 80% or more of the outstanding common stock of the Company to a person or group of persons who are not then shareholders, or (iv) the filing by the Company with the Securities and Exchange Commission for a registration statement providing for a public offering of the Company's stock. Compensation expense, if any, will be recorded at the time the condition for exercisability is met.

9.   EMPLOYEE BENEFIT PLANS

     In fiscal 1994, the Company had a Simplified Employee Pension Plan
     (the SEP Plan) which covered substantially all full-time employees employed for at least one year who had reached the age of 21. The Company's contributions to the SEP Plan were discretionary as determined by management of the Company. Employee contributions were permitted if (1) the Company had no more than 25 employees during the preceding plan year, and (2) 50% of such employees made elective contributions. Amounts charged to operations under the SEP Plan were approximately $71,000 in 1994.

     Effective October 1, 1994, the Company terminated the SEP Plan and implemented a defined contribution 401(k) plan (the 401(k) Plan).
     Employees are eligible to become participants in the 401(k) Plan after completing six months of service and after attaining the age of 21. Participants may contribute an amount equal to 1% to 12% of their compensation. The 401(k) Plan provides for a matching contribution by the Company in an amount equal to 50% of the participants' contribution, not to exceed 6% of the participants' compensation. Amounts charged to operations under the 401(k) Plan were approximately $32,000 and $43,000 in 1995 and 1996, respectively.

10.  SUBSEQUENT EVENTS

     The stock agreement between the Company and its shareholders referred to in Note 6 was terminated as of April 30, 1997.

     Effective May 12, 1997, all of the common stock of the Company was acquired by Network Long Distance.

                    PRO FORMA COMBINING FINANCIAL STATEMENTS

The following unaudited Pro Forma Combining Balance Sheet as of March 31, 1997 and unaudited Pro Forma Combining Income Statements for the years ended March 31, 1997, 1996 and 1995, illustrate the effect of Network Long Distance, Inc.'s (the Company) merger with National Teleservice, Incorporated (National). The merger with National (the National Merger), which is being accounted for as a pooling-of-interests, was consummated on May 12, 1997 through the issuance of approximately 3,274,000 shares of the Company's common stock for all of the outstanding common stock of National. Approximately 155,000 of the shares issued are being held in escrow pending resolution of certain purchase price contingencies.

The following unaudited Pro Forma Combining Balance Sheet as of March 31, 1997 and unaudited Pro Forma Combining Income Statement for the year ended March 31, 1997, also illustrate the effect of the Company's acquisition of Eastern Telecom International Corporation (Eastern). The acquisition of Eastern (the Eastern Acquisition), which is being accounted for as a purchase, was consummated on May 5, 1997 through the issuance of approximately 3,633,000 shares of the Company's common stock and cash payments of approximately $1,500,000. Approximately 63,000 of the shares issued are being held in escrow pending resolution of certain purchase price contingencies.

On May 31, 1996, the Company acquired substantially all of the customer base of Universal Network Services, Inc. (UniNet) in a transaction accounted for as a purchase. Results of operations of UniNet for the period from April 1, 1996 through May 31, 1996 are included in the Pro Forma Combining Income Statement for the year ended March 31, 1997. Results for UniNet after May 31, 1996 are included in the Company's historical results of operations.

These Pro Forma Combining Financial Statements should be read in conjunction with the historical financial statements of the Company, Eastern and National.

The Pro Forma Combining Financial Statements are presented for comparative purposes only and are not intended to be indicative of actual results had the transaction occurred as of the dates indicated above nor do they purport to indicate results which may be attained in the future.

Network Long Distance, Inc.
Pro Forma Combining Balance Sheet (1)
As of March 31, 1997

                                                                                          Network/
                                                                                          National
                                              Network       National      Pro Forma      Pro Forma
                                            Historical(2)  Historical    Adjustments      Combined
                                            ------------   ----------    -----------    -----------
Current assets                               $10,478,515   $5,320,999     $   --        $15,799,514
Property and equipment, net                    1,624,511    1,365,538         --          2,990,049
Customer base acquisition costs, net           5,645,730         --           --          5,645,730
Goodwill, net                                    450,020         --           --            450,020
Other intangibles, net                           264,221         --           --            264,221
Land, carried at lower of cost or market            --        807,987         --            807,987
Other assets                                     490,715      117,348         --            608,063
                                             -----------   ----------     --------      -----------
     Total assets                            $18,953,712   $7,611,872     $   --        $26,565,584
                                             ===========   ==========     ========      ===========

Current liabilities                          $ 9,387,287   $2,803,375     $   --        $12,190,662
Deferred income tax                                 --        277,160         --            277,160
Long-term debt                                 1,454,256      599,061         --          2,053,317
Capital lease obligation                            --         35,799         --             35,799
Redeemable preferred stock                          --           --           --               --
Stockholders' equity:
  Series A preferred stock                          --           --           --               --
  Common stock                                       672       20,000      (19,688)(3)          984

  Additional paid-in-capital                  14,828,040         --         19,688 (3)   14,847,728
  Unrealized holding loss on
       marketable securities                        --        (11,641)        --            (11,641)
  Retained earnings                           (6,624,253)   3,888,118         --         (2,736,135)
  Treasury stock                                 (92,290)        --           --            (92,290)
                                             -----------   ----------     --------      -----------
     Total stockholders' equity                8,112,169    3,896,477         --         12,008,646
                                             -----------   ----------     --------      -----------
     Total liabilities and
        stockholders' equity                 $18,953,712   $7,611,872     $   --        $26,565,584
                                             ===========   ==========     ========      ===========


                                                                              Network/
                                                                             National/
                                                                              Eastern
                                                Eastern     Pro Forma        Pro Forma
                                              Historical   Adjustments        Combined
                                              ----------   -----------      -----------
Current assets                                $4,873,936   $  (307,850)(7)  $20,365,600
Property and equipment, net                    2,403,922          --          5,393,971
Customer base acquisition costs, net                --      11,296,916 (4)   16,942,646
Goodwill, net                                       --      11,296,916 (4)   11,746,936
Other intangibles, net                              --            --            264,221
Land, carried at lower of cost or market            --            --            807,987
Other assets                                      74,216          --            682,279
                                              ----------   -----------      -----------
     Total assets                             $7,352,074   $22,285,982      $56,203,640
                                              ==========   ===========      ===========

Current liabilities                           $4,636,402   $      --        $16,827,064
Deferred income tax                              503,138          --            780,298
Long-term debt                                      --       1,500,000 (5)    3,553,317
Capital lease obligation                         821,257          --            857,056
Redeemable preferred stock                       307,850      (307,850)(7)         --
Stockholders' equity:
  Series A preferred stock                          --            --               --
  Common stock                                     1,732        (1,732)(6)        1,341
                                                                   357 (5)
  Additional paid-in-capital                        --      22,176,902 (5)   37,024,630
  Unrealized holding loss on
       marketable securities                        --            --            (11,641)
  Retained earnings                            1,081,695    (1,081,695)(6)   (2,736,135)
  Treasury stock                                    --            --            (92,290)
                                              ----------   -----------      -----------
     Total stockholders' equity                1,083,427    21,093,832       34,185,905
                                              ----------   -----------      -----------
     Total liabilities and
        stockholders' equity                  $7,352,074   $22,285,982      $56,203,640
                                              ==========   ===========      ===========

Network Long Distance, Inc.
Pro Forma Combining Income Statement (1)
For the year ended March 31, 1997

                                                                                                  Network
                                                 Network          UniNet         Pro Forma        Adjusted       National
                                               Historical(2)    Historical(8)   Adjustments      Historical     Historical
                                               ------------     ------------   -------------     -----------    -----------
Revenue                                         $59,690,135      $2,375,000    $(791,659) (9)    $61,273,476    $26,315,480

Operating expenses:
  Transmissions costs                            40,717,419       1,775,000     (591,661) (9)     41,900,758     15,340,400
  Selling, general and administrative            15,770,990         827,000         -             16,597,990      8,189,185
  Provision for losses on accounts receivable     3,041,617          49,000      (16,333) (9)      3,074,284        208,932
  Depreciation and amortization                   1,902,942         148,000     (148,000) (9)      1,993,927        491,361
                                                                                  90,985 (10)
  Provision to reduce carrying
    value of certain assets                       6,291,000            -            -              6,291,000           -
                                                -----------      ----------    ---------         -----------    -----------
      Total                                      67,723,968       2,799,000     (665,009)         69,857,959     24,229,878
                                                -----------      ----------    ---------         -----------    -----------
Operating income (loss)                          (8,033,833)       (424,000)    (126,650)         (8,584,483)     2,085,602

Interest income (expense), net                     (517,596)         76,000      (76,000) (9)       (572,596)        16,356
                                                                                 (55,000)(11)
Other income (loss)                                    -               -            -                   -          (134,848)
                                                -----------      ----------    ---------         -----------    -----------
Income before taxes                              (8,551,429)       (348,000)    (257,650)         (9,157,079)     1,967,110
(Provision) benefit for income taxes                697,000            -            -                697,000       (786,844)
                                                -----------      ----------    ---------         -----------    -----------
Net income (loss)                               $(7,854,429)     $ (348,000)   $(257,650)        $(8,460,079)   $ 1,180,266
                                                -----------      ----------    ---------         -----------    -----------
                                                -----------      ----------    ---------         -----------    -----------

Number of shares issued
  and outstanding: (14)
    Primary                                       6,060,164                                        6,092,220
                                                -----------                                      -----------
                                                -----------                                      -----------
    Fully diluted                                 6,060,164                                        6,092,220
                                                -----------                                      -----------
                                                -----------                                      -----------
Earnings per share:
    Primary                                     $     (1.30)                                     $     (1.39)
                                                -----------                                      -----------
                                                -----------                                      -----------
    Fully diluted                               $     (1.30)                                     $     (1.39)
                                                -----------                                      -----------
                                                -----------                                      -----------



                                                                     Eastern                            Network/National
                                             Network/National      Historical -                              Eastern
                                                 Pro Forma        11 months end         Pro Forma           Pro Forma
                                                 Combined        March 31, 1997(12)    Adjustments          Combined
                                             ----------------    -----------------    ------------      ----------------
Revenue                                         $87,588,956        $20,429,324        $     -             $108,018,280

Operating expenses:
  Telecommunications costs                       57,241,158         10,161,778              -               67,402,936
  Selling, general and administrative            24,787,175          7,886,436              -               32,673,611
  Provision for losses on accounts receivable     3,283,216          1,369,815              -                4,653,031
  Depreciation and amortization                   2,485,288            629,093          1,990,000 (10)       5,104,381
                                                       -
  Provision to reduce carrying
    value of certain assets                       6,291,000               -                 -                6,291,000
                                                -----------        -----------        -----------         ------------
      Total                                      94,087,837         20,047,122          1,990,000          116,124,959
                                                -----------        -----------        -----------         ------------
Operating income (loss)                          (6,498,881)           382,202         (1,990,000)          (8,106,679)

Interest income (expense), net                     (556,240)           (76,338)          (135,000)(11)        (767,578)

Other income (loss)                                (134,848)           273,976              -                  139,128
                                                -----------        -----------        -----------         ------------
Income before taxes                              (7,189,969)           579,840         (2,125,000)          (8,735,129)
(Provision) benefit for income taxes                (89,844)          (196,857)           286,701 (13)           -
                                                -----------        -----------        -----------         ------------
Net income (loss)                               $(7,279,813)       $   382,983        $(1,838,299)        $ (8,735,129)
                                                -----------        -----------        -----------         ------------
                                                -----------        -----------        -----------         ------------

Number of shares issued
  and outstanding: (14)
    Primary                                       9,210,884                                                 12,780,664
                                                -----------                                               ------------
                                                -----------                                               ------------
    Fully diluted                                 9,210,884                                                 12,780,664
                                                -----------                                               ------------
                                                -----------                                               ------------

Earnings per share:
    Primary                                     $     (0.79)                                              $      (0.68)
                                                -----------                                               ------------
                                                -----------                                               ------------
    Fully diluted                               $     (0.79)                                              $      (0.68)
                                                -----------                                               ------------
                                                -----------                                               ------------

Network Long Distance, Inc.
Pro Forma Combing Income Statement (1)
For the year ended March 31, 1996

                                                                                  Network/National
                                                    Network          National        Pro Forma
                                                 Historical (2)     Historical        Combined
                                                 --------------     ----------        --------
Revenue                                          $  45,083,191    $  22,501,077    $  67,584,268

Operating expenses:
  Transmissions costs                               32,548,221       13,122,672       45,670,893
  Selling, general and administrative                9,420,273        7,358,547       16,778,820
  Provision for losses on accounts receivable        1,112,151           95,302        1,207,453
  Depreciation and amortization                      1,246,826          588,093        1,834,919
                                                 -------------    -------------    -------------

      Total                                         44,327,471       21,164,614       65,492,085
                                                 -------------    -------------    -------------

Operating income (loss)                                755,720        1,336,463        2,092,183

Interest income (expense), net                        (198,897)         (59,558)        (258,455)
Other income (loss)                                     40,947         (266,630)        (225,683)
                                                 -------------    -------------    -------------
Income before taxes                                    597,770        1,010,275        1,608,045
(Provision) benefit for income taxes                  (223,273)        (416,974)        (640,247)
                                                 -------------    -------------    -------------
Net income (loss)                                $     374,497    $     593,301    $     967,798
                                                 -------------    -------------    -------------
                                                 -------------    -------------    -------------

Number of shares issued
  and outstanding:  (14)
    Primary                                          5,079,938                         8,198,602
                                                 -------------                     -------------
                                                 -------------                     -------------
    Fully diluted                                    5,079,938                         8,198,602
                                                 -------------                     -------------
                                                 -------------                     -------------

Earnings per share:
    Primary                                      $        0.07                     $        0.12
                                                 -------------                     -------------
                                                 -------------                     -------------
    Fully diluted                                $        0.07                     $        0.12
                                                 -------------                     -------------
                                                 -------------                     -------------

Network Long Distance, Inc.
Pro Forma Combining Income Statement (1)
For the year ended March 31, 1995



                                                                                           Network/National
                                                       Network             National            Pro Forma
                                                    Historical (2)        Historical           Combined
                                                    --------------      -------------      ----------------
Revenue                                             $  29,374,853       $  18,943,684      $  48,318,537

Operating expenses:
   Transmissions costs                                 21,823,645          11,504,075         33,327,720
   Selling, general and administrative                  5,652,103           5,590,222         11,242,325
   Provision for losses on accounts receivable            403,314              55,439            458,753
   Depreciation and amortization                          396,661             333,438            730,099
                                                    -------------        ------------      --------------
     Total                                             28,275,723          17,483,174         45,758,897
                                                    -------------        ------------      --------------

Operating income (loss)                                 1,099,130           1,460,510          2,559,640

Interest income (expense), net                             65,480             (30,585)            34,895
Other income (loss)                                       (30,142)             (3,620)           (33,762)
                                                    -------------        ------------      --------------

Income before taxes                                     1,134,468           1,426,305          2,560,773
(Provision) benefit for income taxes                     (266,954)           (656,100)          (923,054)
                                                    -------------        ------------      --------------

Net income (loss)                                   $     867,514       $     770,205      $   1,637,719
                                                    -------------        ------------      --------------
                                                    -------------        ------------      --------------



Number of shares issued
   and outstanding:  (14)
     Primary                                            4,587,620                              7,706,284
                                                    -------------                          --------------
                                                    -------------                          --------------
     Fully diluted                                      4,587,620                              7,706,284
                                                    -------------                          --------------
                                                    -------------                          --------------

Earnings per share:
     Primary                                        $        0.19                          $        0.21
                                                    -------------                          --------------
                                                    -------------                          --------------
     Fully diluted                                  $        0.19                          $        0.21
                                                    -------------                          --------------
                                                    -------------                          --------------

              NOTES TO PRO FORMA COMBINING FINANCIAL STATEMENTS


1. The adjustments to the unaudited Pro Forma Combining Financial Statements do not give effect to direct transaction costs, non-recurring charges or any resulting restructuring costs associated with the consummation of the National Merger or Eastern Acquisition nor do these statements give effect to any potential cost savings and synergies that could result from the National Merger or Eastern Acquisition. The unaudited Pro Forma Combining Financial Statements are not necessarily indicative of the operating results or financial position that would have occurred had the National Merger or Eastern Acquisition been consummated at the dates indicated nor necessarily indicative of future operating results or financial position.

2. On June 30, 1996, the Company merged with Long Distance Telecom, Inc. dba Blue Ridge Telephone (Blue Ridge) and in connection therewith issued 337,079 shares of common stock for all of Blue Ridge's common stock. On November 15, 1996, the Company merged with United Wats, Inc. (United Wats) and in connection therewith issued 2,277,780 shares of common stock for all of United Wats' common stock. Both the Blue Ridge and United Wats mergers (the Prior Mergers) were accounted for as pooling-of-interests. Because each of these mergers was accounted for as a pooling-of-interests, the Company's historical results presented in the Pro Forma Combining Income Statements include the results of both Blue Ridge and United Wats. Before the Prior Mergers, both Blue Ridge and United Wats utilized a December 31 fiscal year end. For purposes of the Pro Forma Combining Income Statements for the years ended March 31, 1996 and 1995, amounts included related to these entities reflect the historical results of operations for the years ended December 31, 1995 and 1994. The Pro Forma Combining Financial Statements for the year ended March 31, 1997, reflect a change in fiscal year end to March 31 for Blue Ridge and United Wats.

3. This adjustment reflects the issuance of approximately 3,274,000 shares of the Company's restricted common stock for all of the outstanding common stock of National.

4. This adjustment reflects the excess of cost over net tangible assets acquired in the Eastern Acquisition. For purposes of allocating the acquisition costs among the various assets acquired, the Company has tentatively considered the carrying value of the acquired assets to approximate their fair value, with all of the excess of such acquisition costs being attributed to customer base and goodwill. It is the

     Company's intention to more fully evaluate the acquired assets and, as a result, the allocation of the acquisition costs among the tangible and intangible assets may change. The acquisition agreement calls for approximately 63,000 shares of the Company's common stock to be held in escrow for the sellers pending resolution of certain purchase price contingencies. This stock has not been included in the purchase price. See Note 5.

5. This adjustment represents the payment of approximately $1,500,000 in cash obtained through the Company's credit facility and the issuance of approximately 3,570,000 shares of the Company's restricted common stock valued for purposes of the pro forma financials at approximately $22,180,000. In addition to the cash and issuance of restricted common stock, the Company issued approximately 63,000 shares of its common stock to be held in escrow pending resolution of certain purchase price contingencies until a specified period of time passes while retaining a certain level of the customer base. This level is currently being achieved; however, the customer base is not guaranteed to remain at this level until the end of the restricted period. The escrowed shares will be recorded as additional consideration, if and when, the shares are released from escrow.

6.   This adjustment represents the elimination of Eastern's equity accounts.

7. This adjustment represents the redemption of Eastern's preferred stock at acquisition.

8. This column represents the historical results of operations of UniNet from April 1, 1996 through the date of acquisition, May 31, 1996.

9. This adjustment represents the elimination of UniNet's revenues and expenses for that portion of UniNet's business not acquired by the Company. The Company purchased a portion of UniNet's customer base which accounted for approximately 67% of UniNet's monthly revenues and telecommunications costs at the date of the acquisition. For purposes of the Pro Forma Combining Income Statement for the year ended March 31, 1997, the Company has assumed that certain selling, general and administrative costs are directly attributable to the customer base and, as such, are reflected as acquired by the Company.

10. Represents the amortization expense of the incremental excess of cost over net tangible assets acquired which is amortized using the straight-line method over 7 and 30 years, respectively, for the excess allocated to customer base acquisition costs and goodwill.

11. This adjustment represents the interest expense on the borrowings from the Company's credit facility to pay the cash portion of the purchase price for the UniNet and Eastern acquisitions. The Company's incremental borrowing rate on the credit facility is prime plus 0.75%. For purposes of the Pro Forma Combining Financial Statements, the Company is assuming an annual rate of 9.0%.

12. This column represents the historical results of operations of Eastern for the eleven-month period ended March 31, 1997. Eastern utilized an April 30 fiscal year end prior to its acquisition by the Company. Upon consummation of the Eastern Acquisition, Eastern conformed its fiscal year end to that of the Company. Historical results of operations for Eastern for April 1996, which are not included in the Pro Foma Combining Income Statement for the year ended March 31, 1997, include revenues of approximately $1,470,000, operating expenses of approximately $1,475,000, net other income of approximately $15,000 and net income of approximately $10,000.

13. This adjustment eliminates the tax provision previously recorded by National and Eastern. For purposes of the Pro Forma Combining Income Statement for the year ended March 31, 1997, additional tax benefits are not reflected for the losses sustained by the combined operations as utilization of such losses would not be deemed realizable under a "more likely than not" scenario.

14. The pro forma share data are based on the Company's historical weighted average shares outstanding as calculated for primary and fully diluted earnings per share with pro forma amounts being adjusted to reflect the issuance of approximately 195,000 restricted common shares in connection with the UniNet Acquisition, approximately 3,274,000 restricted common shares in connection with the National Merger and 3,570,000 restricted common shares in connection with the Eastern Acquisition. Pro Forma share data excludes approximately 49,000 common shares issued in connection with the UniNet Acquisition, 156,000 common shares issued in connection with the National Merger and 63,000 common shares issued in connection with the Eastern Acquisition because these shares are not considered as part of the purchase price.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NETWORK LONG DISTANCE, INC.



Dated: June 25, 1997                          By: /s/ Thomas G. Keefe
                                                  ----------------------------
                                                  Thomas G. Keefe
                                                  Chief Financial Officer